UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 27, 2013

ioWorldMedia, Incorporated

(Exact name of registrant as specified in charter)

Florida	000-27574	59-3350778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5025 West Lemon Street, Suite 200, Tampa, Florida	33609
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 637-2229

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

On September 2, 2013, ioWorldMedia, Incorporated (the “Company”) sold 10% Convertible Debentures to three accredited investors, including Big Red Investments Partnership, Ltd. (an affiliate of Thomas J. Bean, who is a member of the Company’s board of directors and former Chairman, President, Chief Executive Officer and Chief Financial Officer of the Company), Zanett Opportunity Fund, Ltd. (an affiliate of Zachary McAdoo, the current Chairman, President, Chief Executive Officer and Chief Financial Officer of the Company), and an unaffiliated individual investor, in the aggregate principal amount of $350,000 (the “Convertible Debentures”).  The Company will use the proceeds from these transactions for general corporate and working capital purposes.

On August 28, 2013, the Company issued Convertible Debentures to each of Big Red Investments Partnership, Ltd., Bubba Radio Network, Inc. and Twin Management Group, Inc. in satisfaction of certain outstanding obligations owed by the Company to each of these parties for related party advances or past services rendered.  The amounts of such obligations were $332,163 to Big Red Investments Partnership, Ltd., $80,311 to Bubba Radio Network, Inc. and $15,000 to Twin Management Group, Inc. The Company issued Convertible Debentures to each of Big Red Investments, Ltd. in the principal amount of $332,163, Bubba Radio Network, Inc. in the principal amount of $80,311 and Twin Management Group, Inc. in the principal amount of $15,000.

The Convertible Debentures described above accrue interest at the rate of 10% per annum.  The entire principal amount of the Convertible Debentures and the accrued and unpaid interest thereon shall be due one year from issuance; provided, however, that the entire principal amount of the Convertible Debentures and the accrued and unpaid interest thereon shall automatically convert prior to the maturity date into shares of the Company’s common stock, par value $.001 per share (“Common Stock”), upon the effectiveness of an amendment to the Company’s Articles of Incorporation that increases the number of authorized shares of Common Stock to a level that allows for the Convertible Debentures to fully convert.  The conversion price of the Convertible Debentures issued to, Big Red Investments Partnership, Ltd., Bubba Radio Network, Inc., and Twin Management Group, Inc., is $.0122 per share, and the conversion price of the Convertible Debenture issued to the unaffiliated individual investor is $.005 per share.  The form of Convertible Debenture is attached hereto as Exhibit 4.1.

The Employment Agreement between the Company and Julia Miller, the Company’s Chief Operating Officer and Secretary, which is described under Item 5.02 below, provides that the Company will issue 30,000,000 shares of Common Stock to Julia Miller upon the effectiveness of an amendment to the Company’s Articles of Incorporation that increases the number of authorized shares of Common Stock to a level that allows for such issuance.

On August 31, 2013, the Company entered into a Consulting and Development Agreement (the “Consulting Agreement”) with an unaffiliated consulting firm, for the provision of certain sales, marketing and media technology services, among other services.  In addition to cash compensation, the Consulting Agreement provides for the issuance of 10,000,000 restricted shares of Common Stock, which shares shall vest as follows: (i) one-third of the shares issuable under the Consulting Agreement shall vest one year from the date of the Consulting Agreement; (ii) one-third of the shares issuable under the Consulting Agreement shall vest two years from the date of the Consulting Agreement; and (iii) one-third of the shares issuable under the Consulting Agreement shall vest three years from the date of the Consulting Agreement.

The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by the issuer not involving a public distribution of securities in connection with the sale and issuance of the Convertible Debentures, the contemplated issuance of shares of Common Stock to Julia Miller under her Employment Agreement, and the contemplated issuance of shares of restricted Common Stock under the Consulting Agreement, as described above.

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 27, 2013, Bubba the Love Sponge Clem resigned from the board of directors of the Company (the “Board”).  Effective August 27, 2013, the Board appointed Zachary McAdoo and Julia Miller to fill two vacancies on the Board, each to serve as directors until the next annual meeting of the shareholders of the Company and until their respective successors are elected and qualify.

Effective August 28, 2013, Thomas J. Bean resigned as the Chairman, President, Chief Executive Officer and Chief Financial Officer of the Company.  Effective the same date, the Board appointed Zachary McAdoo as Chairman, President, Chief Executive Officer and Chief Financial Officer, and Julia Miller as the Chief Operating Officer and Secretary of the Company, each to serve in such offices until their respective successors are duly elected and qualify.

The biographical information for Zachary McAdoo and Julia Miller is as follows:

Zachary McAdoo, age 40, was appointed as a director of the Company on August 27, 2013 and as the Chairman, President, Chief Executive Officer and Chief Financial Officer of the Company on August 28, 2013.  Mr. McAdoo is the President of McAdoo Capital, Inc., a New York-based investment firm founded in 2009 that focuses on investing in small and micro cap public companies.  McAdoo Capital, Inc. is the investment manager to the Zanett Opportunity Fund, Ltd., a Bermuda-based company.  Mr. McAdoo is also a director and chairman of the audit committee for CNS Response, Inc., a small publicly traded medical device company.  From 2005 through 2008, Mr. McAdoo was an analyst and portfolio manager with the The Zanett Group, a New York-based family office.  Prior to joining The Zanett Group, Mr. McAdoo worked for seven years for two other small cap investment firms, MCM Associates and Laifer Capital Management.  Mr. McAdoo graduated from McGill University in 1995 with a Bachelor of Arts degree in Psychology.  In 2004 he became a CFA charterholder.

The Company believes that Mr. McAdoo’s business experience and acumen gained from his experience at several investment firms, including his role in senior management, and his service on the board of directors of another public company, as well as his knowledge of the financial markets, will make him a valuable member of the Company’s board of directors.

Julia Miller, age 52, was appointed as a director of the Company on August 27, 2013 and as the Chief Operating Officer and Secretary of the Company on August 28, 2013.  Ms. Miller is the founder of DigiPowers, Inc., a digital experience platform company, of which she has served as the Chief Executive Officer and a director since 2009, and she served as the Chief Operating Officer, President and advisor to the board of directors of YouCast, which was acquired by Social Chorus, a social media company, from 2008 to 2011.  Ms. Miller has also served in executive officer and senior management positions with iBloks Inc., an internet software company of which she was also the founder, Apple Computer, Microsoft, PepsiCo and Citicorp.  Ms. Miller received a Master of Business from Northwestern University and a Bachelor of Science in International Business from the State University of New York.

The Company believes that Ms. Miller’s extensive experience serving in senior management positions with various large and small companies, her experience working in various areas of the media and technology industries and her knowledge of these industries will make her a valuable member of the Company’s board of directors.

The Company entered into Employment Agreements with each of Zachary McAdoo and Julia Miller.  The Employment Agreements provide that Mr. McAdoo and Ms. Miller will not initially receive any base salary, but that the Company may pay base salary to each of them in the future if the board of directors (the “Board”) determines that the Company has sufficient revenue and/or investment capital to pay cash compensation.  The Employment Agreements further provide that the Board, in its sole discretion, may award bonus compensation to Mr. McAdoo and Ms. Miller, which shall be based on such performance criteria as developed by the Board and Mr. McAdoo and Ms. Miller, respectively.  In addition, as discussed under Item 3.02 above, Ms. Miller’s Employment Agreement provides that the Company will issue 30,000,000 shares of Common Stock to her upon the effectiveness of an amendment to the Company’s Articles of Incorporation that increases the number of authorized shares of Common Stock to a level that allows for such issuance.  Each Employment Agreement also contains a six (6) month non-compete provision and a twelve (12) month non-solicitation of customers and employees provision.

The Employment Agreements between the Company and Mr. McAdoo and Ms. Miller are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Section 8 – Other Events

Item 8.01  Other Events.

On September 3, 2013, the Company issued a press release regarding its new officers and directors, which is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

4.1
Form of 10% Convertible Debenture issued by ioWorldMedia, Incorporated to Big Red Investments Partnership, Ltd. on September 3, 2013 in the principal amount of $100,000; Zanett Opportunity Fund, Ltd. on September 3, 2013 in the principal amount of $150,000; Big Red Investments Partnership, Ltd. on August 28, 2013 in the principal amount of $332,163; an unaffiliated individual investor on September 3, 2013 in the principal amount of $100,000; Bubba Radio Network, Inc. on August 28, 2013 in the principal amount of $80,311; and Twin Management Group, Inc. on August 28, 2013 in the principal amount of $15,000.

10.1	Employment Agreement between ioWorldMedia, Incorporated and Zachary McAdoo, dated August 28, 2013.

10.2	Employment Agreement between ioWorldMedia, Incorporated and Julia Miller, dated August 28, 2013.

99.1	Press Release re: ioWorldMedia, Inc. Announces Appointment of Two New Board Members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOWORLDMEDIA, INCORPORATED
September 3, 2013
	By:	/s/ Zachary McAdoo
Zachary McAdoo
Chairman, President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1
Form of 10% Convertible Debenture issued by ioWorldMedia, Incorporated to Big Red Investments Partnership, Ltd. on September 3, 2013 in the principal amount of $100,000; Zanett Opportunity Fund, Ltd. on September 3, 2013 in the principal amount of $150,000; Big Red Investments Partnership, Ltd. on August 28, 2013 in the principal amount of $332,163; an unaffiliated individual investor on September 3, 2013 in the principal amount of $100,000; Bubba Radio Network, Inc. on August 28, 2013 in the principal amount of $80,311; and Twin Management Group, Inc. on August 28, 2013 in the principal amount of $15,000.

10.1	Employment Agreement between ioWorldMedia, Incorporated and Zachary McAdoo, dated August 28, 2013.

10.2	Employment Agreement between ioWorldMedia, Incorporated and Julia Miller, dated August 28, 2013.

99.1	Press Release re: ioWorldMedia, Inc. Announces Appointment of Two New Board Members.